Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER, ACCEPTANCE OR SOLICITATION WITH RESPECT TO ANY SECURITIES, LOANS OR OTHER INSTRUMENTS OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. Nothing contained in thIS RESTRUCTURING SUPPORT AGREEMENT shall be an admission of fact or liability OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS, IN EACH CASE, SUBJECT TO THE TERMS HEREOF.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 14.01, this “Agreement”) is made and entered into as of May 31, 2024 (the “Execution Date”), by and among the following parties, each solely in the capacity set forth on its signature page to this Agreement (each of the following described in clauses (i), (ii) and (iii) of this preamble, collectively, the “Parties”):1

(i)
CalAmp Corp. (“CalAmp”) and its direct and indirect subsidiaries set forth on its signature page hereto (collectively, the “Company Parties” and each, a “Company Party”);
(ii)
Lynrock Lake Master Fund LP (together with its direct and indirect affiliates (“Lynrock”), as lender under the Secured Term Loan Facility (the “Consenting Term Loan Lender”); and
(iii)
the undersigned beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of accounts that beneficially hold, Secured Notes Claims that have executed and delivered counterpart signature pages to this Agreement or a

1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

Joinder to counsel to the Company Parties (the Entities in this clause (iii), collectively, the “Consenting Noteholders” and, together with the Consenting Term Loan Lender, the “Consenting Lenders”).

RECITALS

WHEREAS, the Company Parties and the Consenting Lenders have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms and conditions set forth in this Agreement and as specified in the term sheet attached as Exhibit A hereto (the “Restructuring Term Sheet,” and such transactions as described in this Agreement, the Restructuring Term Sheet, and the Definitive Documents, in each case, as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, collectively, the “Restructuring Transactions”);

WHEREAS, the Restructuring Transactions shall be implemented through, among other things, voluntary prepackaged bankruptcy cases to be commenced by the Company Parties set forth on Exhibit B herein under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court,” and such cases, the “Chapter 11 Cases”);

WHEREAS, on the date hereof, the Company Parties and the Consenting Lenders have agreed to the Restructuring Term Sheet, which sets forth the principal economic terms of the Restructuring Transactions that shall be consummated upon the execution of the Definitive Documents containing terms consistent with those set forth in the Restructuring Term Sheet and such other terms as agreed to by the Parties in accordance with this Agreement, the Restructuring Term Sheet and the Plan;

WHEREAS, the Parties have agreed to support the Restructuring Transactions subject to and in accordance with the terms of this Agreement (including the Restructuring Term Sheet) and desire to work together to complete the negotiation of the terms of the Definitive Documents and the completion of each of the actions necessary or desirable to effect the Restructuring Transactions; and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.
Definitions and Interpretation.
1.01.
Definitions. The following terms shall have the following definitions:
“Affiliate” means with respect to any specified entity, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as used with respect to any entity shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement, or otherwise.
“Agreement” has the meaning set forth in the preamble of this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 14.01 (including the Restructuring Term Sheet).
“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.
“Agreement Effective Period” means, with respect to a Party, the period commencing on the Agreement Effective Date and ending on the Termination Date applicable to that Party.
“Alternative Restructuring Proposal” means any written or oral plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, consent solicitation, exchange offer, tender offer, recapitalization, plan of reorganization or liquidation, share exchange, business combination, joint venture, debt incurrence (including, without limitation, any debtor-in-possession financing or exit financing) or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions.
“Amended and Restated Term Loan Credit Agreement” means the amended and restated Term Loan Credit Agreement, to be executed by the applicable Company Parties and the Consenting Term Loan Lender on the Plan Effective Date, which shall amend and restate the Term Loan Credit Agreement in a manner consistent with the Restructuring Term Sheet as approved by the applicable Parties in accordance with Section 3.01.
“Bankruptcy Code” has the meaning set forth in the recitals to this Agreement.
“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York.
“CalAmp” has the meaning set forth in the preamble of this Agreement.
“Cash Collateral Order” means, as applicable, the interim and final orders of the Bankruptcy Court approving the Debtors’ use of cash collateral on a consensual basis and the parties’ rights with respect thereto, as approved by the applicable Parties in accordance with Section 3.01.

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, or franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, arising before or on the Plan Effective Date in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Company Claims/Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.
“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.
“Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party, including the Term Loan Claims, the Secured Notes Claims, and the Existing Equity Interests.
“Company Parties” has the meaning set forth in the preamble of this Agreement.
“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other agreement relating to public disclosure of material non-public information, in connection with any proposed Restructuring Transactions.
“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under, inter alia, section 1129 of the Bankruptcy Code, as approved by the applicable Parties in accordance with Section 3.01, which order will provide for the assumption of this Agreement upon the entry thereof and may be combined with or entered simultaneously with the Disclosure Statement Order.

“Consenting Lenders” has the meaning set forth in the preamble of this Agreement.
“Consenting Noteholders” has the meaning set forth in the preamble of this Agreement.
“Consenting Term Loan Lender” has the meaning set forth in the preamble of this Agreement.
“Debtors” means the Company Parties that commence Chapter 11 Cases set forth on Exhibit B.

“Definitive Documents” means all definitive documents, instruments, deeds, notifications, agreements, and filings related to documentation, implementation, and consummation of the Restructuring Transactions, including, without limitation: (a) the Solicitation Materials; (b) the Plan; (c) the Confirmation Order; (d) the Disclosure Statement; (e) the Disclosure Statement Order; (f) all material pleadings and motions filed by the Debtors in connection with the Chapter 11 Cases, including the First Day Pleadings, and financing or cash collateral arrangement and all orders sought pursuant thereto; (g) the Plan Supplement; (h) the New Corporate Governance Documents; (i) the Amended and Restated Term Loan Credit Agreement; (j) all filings and requests for regulatory or other authorizations, licenses, rulings, documents, or approvals from any Governmental Entity or unit necessary to be obtained by the Company Parties to implement the Restructuring Transactions; (k) such other definitive documents relating to the recapitalization or restructuring of the Company Parties as are necessary or desirable to consummate the Restructuring Transactions; and (l) any and all deeds, agreements, filings, notifications, pleadings, orders, certificates, letters, instruments or other documents related to the Restructuring Transactions; in each case, including any amendments, modifications, and supplements thereto and any related notes, certificates, agreements, documents, and instruments (as applicable), and, in each case, as approved by the applicable Parties in accordance with Section 3.01.

“Disclosure Statement” means the disclosure statement with respect to the Plan, including all exhibits, schedules, supplements, modifications, amendments, and annexes thereto, each as may be amended, supplemented, or otherwise modified from time to time, as approved by the applicable Parties in accordance with Section 3.01.

“Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials as containing, among other things, “adequate information” as required by section 1125 of the Bankruptcy Code, which order may be combined with or entered simultaneously with the Confirmation Order, and which shall be approved by the applicable Parties in accordance with Section 3.01.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interests” means, collectively, the shares (or any class thereof) of common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) (excluding, for the avoidance of doubt, the Secured Notes) of common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning set forth in the preamble of this Agreement.

“Existing Equity Interests” means the Equity Interests in CalAmp.

“Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.
“First Day Pleadings” means the first-day motions and related pleadings that the Company Parties determine, in consultation with the Required Consenting Lenders, are necessary or desirable to file upon the commencement of the Chapter 11 Cases, and in each case, as approved by the applicable Parties in accordance with Section 3.01.
“Governmental Entity” means any applicable federal, state, local, or foreign government or any agency, bureau, board, commission, court, or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal, or other instrumentality thereof, or any self-regulatory organization.
“Joinder” means an executed form of joinder, substantially in the form attached hereto as Exhibit C, providing, among other things, that such Person signatory thereto is bound by the terms of this Agreement. For the avoidance of doubt, any Person that executes a Joinder shall be a “Party” under this Agreement.
“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ, or other legal requirement, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).
“Lynrock” has the meaning set forth in the preamble for this Agreement.
“Milestones” has the meaning set forth in the Restructuring Term Sheet.

“Nasdaq” has the meaning set forth in Section 6.01(p).
“New Equity Interests” means a single class of common equity interests issued by Reorganized CalAmp on the Plan Effective Date, in accordance with the terms of this Agreement, the New Corporate Governance Documents, and the Plan.
“New Corporate Governance Documents” means, in connection with the Plan Effective Date, consistent with section 1123(a)(6) of the Bankruptcy Code, as applicable, and otherwise in compliance with applicable laws, customary corporate governance documents of Reorganized CalAmp, including charters, bylaws, operating agreements, limited liability company agreements, shareholder agreements, or other Organizational Documents and in each case as approved by the applicable Parties in accordance with Section 3.01.
“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized or formed (such as a certificate of incorporation, certificate of formation, certificate of limited partnership or articles of organization, and including any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement, or an operating, limited liability company, or members agreement) and in each case as approved by the applicable Parties in accordance with Section 3.01.
“Parties” has the meaning set forth in the preamble of this Agreement.
“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 8.01.
“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Entity, or any legal entity or association.
“Petition Date” means the first date on which the Company Parties commence the Chapter 11 Cases.
“Plan” means the joint prepackaged plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code to implement the Restructuring Transactions in accordance with, and subject to the terms and conditions of, this Agreement, the Restructuring Term Sheet, the Definitive Documents, and related exhibits and appendices and as approved by the applicable Parties in accordance with Section 3.01.
“Plan Effective Date” means the date on which the conditions to effectiveness of the Plan have been satisfied or waived in accordance with its terms, and the Restructuring Transactions are implemented in accordance with the Definitive Documents.
“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that, subject to the terms and conditions of this Agreement, will be filed by the Debtors with the Bankruptcy Court and as approved by the applicable Parties in accordance with Section 3.01.

“Prepetition Facilities” means, collectively, the facilities established under the Term Loan Credit Agreement and the Secured Notes Indenture.
“Prepetition Facilities Documents” means, collectively, documents governing the Prepetition Facilities and any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.
“Qualified Marketmaker” means an Entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
“Related Party” means, with respect to any Person or Entity, each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors of such Person or Entity and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.
“Reorganized CalAmp” means either (a) CalAmp or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date or (b) a new corporation, limited liability company, or partnership that may be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Equity Interests to be distributed in connection with the Plan, as determined by the Required Consenting Lenders in their sole discretion.
“Reorganized Debtors” means the Debtors from and after the Plan Effective Date.
“Required Consenting Lenders” means the Consenting Term Loan Lender and the Required Consenting Noteholders.
“Required Consenting Lenders’ Advisors” means (i) Akin Gump Strauss Hauer & Feld LLP, as co-counsel to Lynrock, (ii) Pashman Stein Walder Hayden P.C., as co-counsel to Lynrock, and (iii) any other attorneys, accountants, other professionals, advisors, and consultants retained by Lynrock to advise or represent Lynrock in connection with the Restructuring Transactions and the Chapter 11 Cases, if any, as may be mutually agreed to by Lynrock and the Company Parties.

“Required Consenting Noteholders” means the Consenting Noteholders holding at least 67% of the Secured Notes Claims held by all Consenting Noteholders.
“Required Parties” means the Company Parties and the Required Consenting Lenders.
“Restructuring Fees and Expenses” means all reasonable and documented fees, costs, and expenses of the Required Consenting Lenders’ Advisors, including all amounts payable or reimbursable under the applicable fee or engagement letters entered into by the applicable Company Party and applicable Required Consenting Lenders’ Advisor (which agreements shall not be terminated by the Company Parties before the termination of this Agreement).
“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.
“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.
“Secured Notes” means the secured notes issued under the Secured Notes Indenture.
“Secured Notes Agents” means, collectively, the Bank of New York Mellon Trust Company, N.A., as trustee and U.S. Collateral Agent and The Bank of New York Mellon, as the UK Collateral Agent, in each case, under the Secured Notes Indenture.
“Secured Notes Claims” means any Claim for obligations arising under the Secured Notes Indenture, including any Claims in respect of all principal amounts outstanding, interest, fees, redemption premiums, expenses, costs and other charges arising thereunder or related thereto, including postpetition interest, as applicable.
“Secured Notes Indenture” means that certain Indenture, dated as of July 20, 2018 (as amended and supplemented by that certain Supplemental Indenture, dated as of December 15, 2023, and as further amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, by and among CalAmp and the Secured Notes Agents.
“Securities Act” means the Securities Act of 1933, as amended.
“Solicitation Materials” means all materials related to the solicitation of votes for the Plan pursuant to sections 1123, 1126, and 1145 of the Bankruptcy Code, including the Disclosure Statement, as approved by the applicable Parties in accordance with Section 3.01.
“Terminating Party” has the meaning set forth in Section 12.01 of this Agreement.
“Termination Date” means the date on which this Agreement is terminated in accordance with Section 12.

“Termination Event” means the events set forth in Section 12.01 of this Agreement.
“Term Loan Claims” means any Claim for obligations arising under the Term Loan Credit Agreement, including any Claims in respect of all principal amounts outstanding, interest, fees, redemption premiums, expenses, costs and other charges arising thereunder or related thereto, including postpetition interest, as applicable.
“Term Loan Credit Agreement” means that certain Credit Agreement, dated as of December 15, 2023, by and between CalAmp, as borrower, and Lynrock Lake Master Fund LP (as amended, supplemented, amended and restated, or otherwise modified prior to the Agreement Effective Date).
“Term Loans” means the term loans issued under the Term Loan Credit Agreement.
“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, loan, grant, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions); provided, however, that any pledge in favor of a bank or broker dealer at which a Consenting Lender maintains an account, where such bank or broker dealer holds a security interest or other encumbrance over property in the account generally shall not be deemed a “Transfer” for any purposes hereunder.
1.02.
Interpretation. For purposes of this Agreement:
(a)
in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;
(b)
capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;
(c)
unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
(d)
unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified or replaced from time to time prior to the Execution Date; provided, that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the Execution Date, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the Execution Date;
(e)
unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)
the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;
(g)
captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;
(h)
references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;
(i)
all exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;
(j)
the use of “include” or “including” is without limitation, whether stated or not; and
(k)
unless otherwise specified, when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
Section 2.
Effectiveness.
2.01.
Agreement Effective Date. This Agreement shall become effective and binding upon each of the Parties at 12:01 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:
(a)
the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties specified in Section 14.11;
(b)
the following shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties specified in Section 14.11:
(i)
the Consenting Term Loan Lender; provided, that such signature page shall be (a) treated in accordance with Section 14.22 and (b) delivered to other Consenting Lenders in a redacted form that removes the details of the Consenting Lender’s holdings of Term Loan Claims; and
(ii)
holders of at least 67% of the aggregate outstanding principal amount of the Secured Notes Claims; provided, that such signature pages shall be (a) treated in accordance with Section 14.22 and (b) delivered to other Consenting Lenders in a redacted form that removes the details of such holder’s holdings of Secured Notes Claims;
(c)
counsel to the Company Parties shall have given written notice to counsel to the Required Consenting Lenders in the manner set forth in Section 14.11 hereof (with e-mail being sufficient) that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred; and

(d)
the Company Parties shall have paid in full the Restructuring Fees and Expenses for which an invoice has been received by the Company Parties on or before two (2) Business Days prior to the Agreement Effective Date.

This Agreement shall be effective from the Agreement Effective Date until validly terminated pursuant to the terms set forth in Section 12. To the extent that a signatory to this Agreement holds, as of the date hereof or thereafter, multiple Company Claims/Interests, such Party shall be deemed to have executed this Agreement in its capacity as a holder of all such Company Claims/Interests, and this Agreement shall apply severally to such Party with respect to each such Company Claim/Interest held by such Party.

Section 3.
Definitive Documents.
3.01.
The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation, agreement and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with this Agreement. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be consistent with the Restructuring Term Sheet in all respects and otherwise shall be acceptable in form and substance, including with respect to any amendment, modification, or supplement thereto, to the Company Parties and the Required Consenting Lenders, in the sole discretion of each of the Company Parties and the Required Consenting Lenders, respectively; provided, however, that with respect to the New Corporate Governance Documents, including Organizational Documents, such documents need be acceptable in form and substance only to the Required Consenting Lenders in their sole discretion; provided, further, that the Required Consenting Lenders shall provide draft copies of the New Corporate Governance Documents to the Company Parties, and the Company Parties’ reasonable comments shall be considered by the Required Consenting Lenders in good faith.
Section 4.
Milestones. The Milestones set forth in the Restructuring Term Sheet shall apply to this Agreement unless extended, modified, or waived in writing (which may be by e-mail from respective counsel to each of the Parties), as applicable, by the Company Parties and the Required Consenting Lenders:
Section 5.
Commitments of the Consenting Lenders.
5.01.
General Commitments.
(a)
During the Agreement Effective Period, each Consenting Lender (unless otherwise noted), severally, and not jointly, agrees, in respect of all of its applicable Company Claims/Interests, to:
(i)
support the Restructuring Transactions on the terms and subject to the conditions of this Agreement and vote or consent to and exercise any powers or rights available to it (including in any tender offer, solicitation, board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate), in each case, in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions, subject to finalization of the Definitive Documents in accordance with the terms of this Agreement;
(ii)
with respect to the Consenting Noteholders, subject to Section 5.01(c), use commercially reasonable efforts to give any notice, order, instruction, or direction to the Secured Notes Agents to the extent required to give effect to the Restructuring Transactions on the terms and subject to the conditions of this Agreement; provided, that no Consenting Noteholder shall be required to provide an indemnity or incur any potential expense or liability;
(iii)
use commercially reasonable efforts to support the Company Parties’ efforts to obtain any and all required regulatory, governmental, and/or third-party approvals to consummate the Restructuring Transactions;
(iv)
negotiate in good faith and use commercially reasonable efforts to execute, deliver, and implement the Definitive Documents and any other necessary agreements that are consistent with this Agreement to which it is required to be a party;
(v)
to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, negotiate in good faith appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment; and
(vi)
to forbear from exercising any rights or remedies that it may have against the Company Parties or their assets and properties under the Term Loan Credit Agreement, Amended and Restated Term Loan Credit Agreement, or Secured Notes Indenture, as applicable, as it relates to any events of default thereunder, notice of which has been provided to the Consenting Lenders prior to the Agreement Effective Date; provided, however, that this agreement to forbear shall not effectuate a waiver of any rights under the applicable Prepetition Facilities Documents, and any non-exercise of rights or remedies as a result of this Section 5.01(a)(vi) shall be effective during the Agreement Effective Period only and shall not be deemed to be a permanent forbearance or waiver of any default or event of default under the Prepetition Facilities Documents; provided, further, that any such default or event of default shall be deemed to have occurred on the date on which such default or event of default first occurred, and such date (and any applicable grace period) will not be tolled by any agreement herein.
(b)
During the Agreement Effective Period, each Consenting Lender, severally, and not jointly, agrees, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly:
(i)
object to, delay, impede, or take any other action in a manner inconsistent with this Agreement, the intended purpose of which is to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;
(ii)
exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims against or Equity Interests in any Company Party in a manner inconsistent with this Agreement and the Definitive Documents; or

(iii)
initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise consistent with this Agreement;
(c)
Nothing in this Agreement shall: (i) prohibit any Consenting Lender from taking any action that is not inconsistent with this Agreement; (ii) limit the ability of any Consenting Lender to consult with any other Consenting Lender, the Company Parties or any other parties in interest; (iii) prevent any Consenting Lender from enforcing this Agreement or any Definitive Document or contesting whether any matter, fact or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document; (iv) prevent any Consenting Lender from taking any action that is required by applicable Law or require any Consenting Lender to take any action that is prohibited by applicable Law or to waive or forego the benefit of any applicable legal professional privilege; (v) prevent any Consenting Lender from appearing as a party-in-interest in any matter to be adjudicated in a court of competent jurisdiction, so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of delaying, interfering, impeding or taking any other action to delay, interfere or impede, directly or indirectly, the Restructuring Transactions; (vi) other than as provided for in this Agreement, require any Consenting Lender to incur any expenses, liabilities, or other obligations, or to agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations; (vii) require any Consenting Lender to provide any information that it determines, in its sole discretion, to be commercially sensitive or confidential; (viii) other than as provided for in this Agreement, limit the ability of a Consenting Lender to purchase, sell or enter into transactions regarding the Company Claims/Interests; or (ix) prevent any Consenting Lender by reason of this Agreement or the Restructuring Transactions from making, seeking or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like.
5.02.
Commitments with Respect to Chapter 11 Cases.
(a)
During the Agreement Effective Period, each Consenting Lender that is entitled to vote to accept or reject the Plan pursuant to its terms severally, and not jointly, agrees that it shall, subject to receipt by such Consenting Lender, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials (including a ballot):
(i)
to the extent that it is permitted to vote, vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot, and thereafter, not change its vote during the Agreement Effective Period; and
(ii)
to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election.

Section 6.
Commitments of the Company Parties.
6.01.
Affirmative Commitments. Subject to Section 7, except as set forth in this Section 6, during the Agreement Effective Period, the Company Parties agree to:
(a)
support, act in good faith, and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement, including (i) commencing solicitation on the Plan pursuant to the Disclosure Statement and related Solicitation Materials and (ii) obtaining entry of the Confirmation Order, approval of the applicable Definitive Documents, and consummation of the Restructuring Transactions pursuant to the Plan, in each case, in accordance with the applicable Milestones unless waived or modified in accordance with the terms hereof;
(b)
to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, negotiate in good faith with the Required Consenting Lenders appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment;
(c)
actively and timely oppose and object to the efforts of any person seeking in any manner to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the Debtors’ timely filing of objections or written responses in the Chapter 11 Cases) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions after consultation with the Required Consenting Lenders;
(d)
(i) stipulate to the allowance and amounts of Term Loan Claims and Secured Notes Claims in accordance with the Restructuring Term Sheet and to the validity of the liens securing any such Claims and (ii) timely file a formal objection to any motion filed with the Bankruptcy Court by a third party challenging the validity, enforceability, perfection, or priority of, or seeking avoidance, disallowance or subordination of, any portion of the Term Loan Claims or the Secured Notes Claims or the liens securing such Claims;
(e)
timely file a formal objection to (in consultation with counsel to the Required Consenting Lenders) any motion, application, or proceeding filed with the Bankruptcy Court by any person seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers), (ii) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (iii) dismissing any of the Chapter 11 Cases, (iv) seeking the entry of an order modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of the Plan or (v) for relief that (A) is inconsistent with this Agreement, or (B) would, or would reasonably be expected to, frustrate the purposes of this Agreement, including by preventing the consummation of one or more of the Restructuring Transactions;
(f)
use commercially reasonable efforts to obtain any and all consents and third-party approvals that are necessary and/or advisable for the implementation or consummation of any part of the Restructuring Transactions;

(g)
negotiate in good faith and use commercially reasonable efforts to execute, deliver, and implement the Definitive Documents and any other necessary agreements that are consistent with this Agreement to which it is required to be a party;
(h)
use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent;
(i)
use commercially reasonable efforts to provide the Consenting Lenders with any documentation or information they may reasonably request to facilitate the Restructuring Transactions, including regarding the Company Parties’ business operations and the status of the Restructuring Transactions, subject to any confidentiality restrictions the Company Parties may be subject to;
(j)
use commercially reasonable efforts to provide the advisors to the Consenting Lenders with (i) reasonable access to, during regular business hours, the non-privileged, non-confidential books, work papers, records and materials of any Company Party, (ii) reasonable access to, during regular business hours, the personnel and applicable advisors of any Company Party to discuss the status and progress of the Restructuring Transactions, and (iii) timely responses to all reasonable diligence requests provided by any such advisors; it being understood that the foregoing cannot, and should not be construed to, (A) require the disclosure of any work papers, materials, reports, statements, or other information intended to be subject to attorney-client or work-product privilege or any other applicable privilege doctrines available under applicable law, or (B) override any existing confidentiality or other applicable obligations owed with respect to any such information;
(k)
(i) provide counsel for the Required Consenting Lenders draft copies of all Definitive Documents, including, but not limited to, all material motions or pleadings, and any drafts or proposed amended version of the Plan and Disclosure Statement that the Debtors intend to file with the Bankruptcy Court, to the extent practicable, no less than three (3) Business Days before the date of filing any such pleading or other document (or such shorter period as is necessary or appropriate under the circumstances), (ii) without limiting any approval or consent rights set forth in this Agreement, consult in good faith with counsel to the Required Consenting Lenders regarding the form and substance of any such proposed filing, (iii) not file, execute, distribute, or use (as applicable) any of the Definitive Documents unless each document is consistent with this Agreement and otherwise in form and substance acceptable to the Required Consenting Lenders, in their sole discretion, and (iv) provide draft copies of any motion or pleading (other than the Definitive Documents subject to clause (i) herein) that materially affects any Consenting Lender to the counsel of such Consenting Lender in no event less than three (3) Business Days prior to the date when the Debtors intend to file such motion or pleading with the Bankruptcy Court; provided, that in the event that not less than three (3) Business Days’ notice is impossible or impracticable under the circumstances, the Debtors shall provide such draft copies to the applicable Consenting Lenders as soon as otherwise practicable before the date when the Debtors intend to file any such motion or other pleading;
(l)
inform counsel to the Required Consenting Lenders as soon as practicable after becoming aware of: (A) any event or circumstance that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Party to terminate, or would result in the termination of, this Agreement; (B) any matter or circumstance which they know, or suspect is likely, to be a material impediment to the implementation or consummation of the Restructuring Transactions; (C) any notice of any commencement of any involuntary bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, except as provided for in this Agreement, or of any legal suit for payment of debt or securement of security from or by any person in respect of any Company Party; (D) a breach of this Agreement (including a breach by any Company Party); and (E) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been materially incorrect or misleading in any respect when made or deemed to be made;
(m)
maintain the good standing and legal existence of each Company Party under the Laws of the state in which it is incorporated, organized or formed;
(n)
conduct its businesses and operations in the ordinary course and in compliance with Law in a manner that is otherwise in compliance in all respects with all of the provisions of the Prepetition Facilities Documents;
(o)
regardless of whether the Restructuring Transactions are consummated, pay in full and in cash all of the Restructuring Fees and Expenses; and
(p)
(i) take all actions reasonably necessary or desirable to delist the Existing Equity Interests from the Nasdaq Stock Market (“Nasdaq”) and to deregister under the Exchange Act as promptly as practicable in compliance with Securities and Exchange Commission (“SEC”) rules, (ii) file a Form 25 with the SEC to delist the Existing Equity Interests from Nasdaq and to deregister the Existing Equity Interests from Section 12(b) of the Exchange Act (unless Nasdaq has already filed a Form 25 with the SEC providing for such delisting and deregistration), (iii) file post-effective amendments to terminate all of CalAmp’s currently effective registration statements under the Securities Act, (iv) file a Form 15 notifying the SEC of the suspension of CalAmp’s duty to file reports under Section 15(d) of the Exchange Act, and (v) take all actions reasonably necessary or desirable to ensure (A) that the New Equity Interests shall not be listed on a public securities exchange and that Reorganized CalAmp shall not be required to list the New Equity Interests on a recognized securities exchange, except, in each case, as otherwise may be required pursuant to the New Corporate Governance Documents and (B) that Reorganized CalAmp and/or the Reorganized Debtors shall not be voluntarily subjected to any reporting requirements promulgated by the SEC.
6.02.
Negative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties shall not, without the prior written consent of the Required Consenting Lenders, directly or indirectly:
(a)
take any action or file any motion, pleading, or Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, and consummation of, the Restructuring Transactions;

(b)
seek to modify the Definitive Documents in whole or in part, in a manner that is not consistent with this Agreement in all material respects;
(c)
amend or change, or pose to amend or change, any of the Company Parties’ respective Organizational Documents;
(d)
grant, agree to grant, or make any payment on account of (including pursuant to a key employee retention plan, key employee incentive plan, or other similar arrangement) any additional or increase in the wages, salary, bonus, commissions, retirement benefits, pension, severance or other compensation or benefits of any employee or director qualifying as an insider under the Bankruptcy Code, without the prior written consent of the Required Consenting Lenders;
(e)
authorize, create, issue, sell or grant any additional equity interests, or reclassify, recapitalize, redeem, purchase, acquire, declare any distribution on, or make any distribution on any equity interests, in each case, without the consent of the Required Consenting Lenders;
(f)
(i) seek discovery in connection with, prepare, or commence any proceeding or other action that challenges (A) the amount, validity, allowance, character, enforceability, or priority of any Company Claims/Interests of any of the Consenting Lenders, or (B) the validity, enforceability, or perfection of any lien or other encumbrance securing any Company Claims/Interests of any of the Consenting Lenders or (ii) support any Person in connection with any of the acts described in clause (i) of this Section 6.02(f);
(g)
consummate the Restructuring Transactions unless each of the conditions to the consummation of such transactions set forth in this Agreement has been satisfied (or waived by the applicable Persons in accordance with Section 13); or
(h)
solicit, initiate, encourage, or propose (in each case, directly or indirectly) any Alternative Restructuring Proposal.
Section 7.
Additional Provisions Regarding Company Parties’ Commitments.
7.01.
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Company Parties or the board of directors, board of managers, any special committee, or similar governing body of any Company Party, including any director, manager, or officer of any Company Party, after consulting with counsel, to take or refrain from taking any action pursuant to this Agreement (including terminating this Agreement), to the extent the board of directors or managers, or special committee, reasonably determines in good faith, based on the advice of counsel (including counsel to the Company Parties), that taking, or refraining from taking, such action, as applicable, would be inconsistent with its fiduciary obligations or applicable Law, and any such action or inaction pursuant to such exercise of fiduciary duties shall not be deemed to constitute a breach of this Agreement. The Company Parties shall provide prompt written notice (within two (2) days) to counsel to the Required Consenting Lenders of any such determination in accordance with this Section 7.01 to take or refrain from taking any action. This Section 7.01 shall not impede the Consenting Lenders’ right to terminate this Agreement pursuant to Section 12.01 of this Agreement.

7.02.
The Company Parties shall notify the Consenting Lenders in writing as promptly as practicable after receipt by any Company Party or its representatives or agents of any proposal or offer from any person or entity to effect an Alternative Restructuring Proposal or any request for confidential information relating to the Company Parties or any request to enter into a Confidentiality Agreement related to a potential Alternative Restructuring Proposal. Such notice shall indicate the identity of the person or entity making the proposal, offer, or request and the material terms of any such proposal, offer, or request to the extent permitted by applicable Law.
7.03.
Notwithstanding anything to the contrary in this Agreement (but subject to Sections 6.01, 7.01 and 7.02, the Company Parties and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (a) consider and respond to, but not solicit, propose, or encourage, an Alternative Restructuring Proposal; provided that the Company Parties must use their reasonable best efforts to (i) provide copies of any such Alternative Restructuring Proposal received to the Required Consenting Lenders’ Advisors no later than one (1) calendar day following receipt thereof; (ii) provide the Required Consenting Lenders’ Advisors with regular updates as to the status and progress of such Alternative Restructuring Proposal; and (iii) respond promptly to information requests and questions from the Required Consenting Lenders’ Advisors relating to such Alternative Restructuring Proposal; (b) provide access to nonpublic information concerning any Company Party to any Entity or enter into confidentiality agreements or nondisclosure agreements with any Entity for the purpose of facilitating such Entity’s participation in the Restructuring Transactions or such Entity’s Alternative Restructuring Proposal; and (c) enter into or continue discussions or negotiations with holders of Company Claims/Interests in a Company Party, any other party in interest or any other Entity regarding the Restructuring Transactions.
7.04.
Nothing in this Agreement shall prevent the Company Parties from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 8.
Transfer of Company Claims/Interests.
8.01.
During the Agreement Effective Period, no Consenting Lender shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Exchange Act) in any Company Claims/Interests to any Affiliated or un-Affiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:
(a)
the transferee executes and delivers to counsel to the Company Parties and counsel to the Required Consenting Lenders, at or within two (2) Business Days of the date of the proposed Transfer, a Joinder; or
(b)
the transferee is a Consenting Lender or an Affiliate, affiliated fund, or affiliated entity with a common investment advisor (which such Affiliate, affiliated fund or affiliated entity shall be bound by the terms of this Agreement pursuant to the agreement of its common investment advisor) thereof and the transferee provides notice of such Transfer (including the amount and type of Company Claims/Interests Transferred) to counsel to the Company Parties and counsel to the Required Consenting Lenders at or within two (2) Business Days of the date of the proposed Transfer.

Notwithstanding anything contained herein to the contrary, a Consenting Lender may Transfer any or all of its Company Claim/Interest to any Affiliate of such Consenting Lender or another Consenting Lender.

8.02.
Upon compliance with the requirements of Section 8.01, the transferee shall be deemed a “Consenting Lender” and a “Party” under this Agreement and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 8.01 above shall be null and void ab initio and of no force or effect until such a Joinder is executed and effective.
8.03.
This Agreement shall in no way be construed to preclude the Consenting Lenders from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Lender be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Required Consenting Lenders), (b) such Consenting Lender must provide notice of such acquisition (including the amount and type of Company Claims/Interests acquired) to counsel to the Company Parties and counsel to the Required Consenting Lenders within five (5) Business Days of such acquisition, and (c) such additional Company Claims/Interests shall be treated as if such Consenting Lender had ownership of such Company Claims/Interests on the date such Consenting Lender first executed this Agreement. For the avoidance of doubt, and notwithstanding anything to the contrary set forth herein, all Transfers of Term Loan Claims and Secured Notes Claims shall remain subject to the terms of the applicable Prepetition Facilities Documents.
8.04.
Notwithstanding Section 8.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Joinder in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently Transfers such Company Claims/Interests (by purchase, sale, assignment, participation, or otherwise) within ten (10) Business Days of its acquisition to a transferee that is an Entity that is not an Affiliate, affiliated fund, or affiliated Entity with a common investment advisor of the Qualified Marketmaker; (ii) the transferee otherwise is a Permitted Transferee under Section 8.01; and (iii) the Transfer otherwise is a permitted Transfer under Section 8.01. To the extent that a Consenting Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title, or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Lender without the requirement that the transferee be a Permitted Transferee.
8.05.
The Company Parties understand that the Consenting Lenders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Lenders that principally manage and/or supervise each Consenting Lender’s investment in the Company Parties, and shall not apply to any other trading desk or business group of each Consenting Lender, so long as they are not acting at the direction or for the benefit of such Consenting Lender or in connection with such Consenting Lender’s investment in the Company Parties.

8.06.
Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.
Section 9.
Representations and Warranties of Consenting Lenders. Each Consenting Lender severally, and not jointly, represents and warrants to the Company Parties that, as of the date such Consenting Lender executes and delivers this Agreement or a Joinder to this Agreement, as applicable:
(a)
it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in such Consenting Lender’s signature page or Joinder to this Agreement, as applicable (as may be updated pursuant to Section 8);
(b)
it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Company Claims/Interests;
(c)
such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Lender’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; and
(d)
(i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional “accredited investor” (as defined by Rule 501(a)(1), (2), (3), or (7) of the Securities Act), and (ii) any securities acquired by such Consenting Lender in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.
Section 10.
Representations and Warranties of Company Parties. Each Company Party severally, and not jointly, represents and warrants to each other Party that as of the date such Company Party executes and delivers this Agreement and as of the Plan Effective Date:
(a)
entry into this Agreement is consistent with the exercise of such Company Party’s fiduciary duties;
(b)
to the best of its knowledge having made all reasonable inquiries, no order has been made, petition presented, or resolution passed for the winding up of or appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of it or any other Company Party, and no analogous procedure has been commenced in any jurisdiction; and
(c)
All Tax returns to be filed by or with respect to any of the Company Parties have been timely filed (taking into account valid extensions) and all such Tax returns are correct and complete in all material respects; all Taxes required to be paid by any of the Company Parties

(whether or not shown to be due on any Tax return) have been paid or will be timely paid by the due date thereof; there is no pending claim, audit, assessment or other action by any Tax authority with respect to any Taxes of any of the Company Parties; provided, however, the Company Parties are aware of two pending tax audits; no written claim has been made by a Tax authority in a jurisdiction where any of the Company Parties does not file income or franchise Tax returns that such party is or may be subject to income or franchise taxation by that jurisdiction; and no Company Party has taken a Tax position for which any Company Party believes it has substantial potential liability or that is an “uncertain tax position” requiring recognition on the financial statements of the Company Parties.
Section 11.
Mutual Representations and Warranties. Each of the Parties, severally and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement or a Joinder to this Agreement, as applicable, and as of the Plan Effective Date:
(a)
solely to the extent it is not a natural person, it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
(b)
except as expressly provided in this Agreement and the Definitive Documents, the Plan, and the Bankruptcy Code, if applicable, no consent or approval is required by any other Person in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;
(c)
the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its Organizational Documents;
(d)
except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and
(e)
it is not a party to, or in discussions regarding, any contract, agreement, commitment, understanding or other binding agreement or obligation (written or oral) with any other person with respect to an Alternative Restructuring Proposal.
Section 12.
Termination Events.
12.01.
Consenting Lender Termination Events. This Agreement may be terminated with respect to all Parties (unless otherwise set forth in this Section 12.01) by the Required Consenting Lenders (in such capacity, the “Terminating Party”) by the delivery to the other Parties or counsel to the other Parties, as applicable, of a written notice in accordance with Section 14.11 upon the occurrence of the following events:

(a)
a Company Party breaches in any material respect any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that, to the extent curable, remains uncured for five (5) Business Days after the Terminating Party transmits a written notice in accordance with Section 14.11 detailing any such breach;
(b)
this Agreement or any Definitive Document is amended, waived or modified in any manner not consistent in any material respect with the terms of this Agreement;
(c)
the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any Final Order that (i) would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after the Terminating Party transmits a written notice in accordance with Section 14.11 detailing any such issuance; provided, that this termination right may not be exercised by any Terminating Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;
(d)
any of the Company Parties (i) publicly announces, or communicates in writing to any other Party (e-mail being sufficient), its intention not to support or pursue the Restructuring Transactions or (ii) files, announces, executes a definitive written agreement with respect to or otherwise supports an Alternative Restructuring Proposal;
(e)
the Bankruptcy Court enters an order denying confirmation of the Plan or disallowing any material provision thereof (without the consent of the Required Consenting Lenders);
(f)
the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Lenders), (i) dismissing any of the Chapter 11 Cases, (ii) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (iii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iv) rejecting this Agreement;
(g)
the commencement of an involuntary case against any of the Company Parties or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of a Company Party, or its debts, or of a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar Law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof) or if any court order grants the relief sought in such involuntary proceeding; provided, that this termination right may not be exercised by any Terminating Party that commenced or filed such case or proceeding in contravention of any obligation set out in this Agreement;
(h)
any Company Party files any motion or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement and such motion has not been withdrawn within two (2) calendar days of receipt by the Company Parties of written notice from the Terminating Party that such motion or pleading is inconsistent with this Agreement;

(i)
(A) the entry of an order by the Bankruptcy Court or the filing of a motion or application by any Company Party seeking an order reversing, staying, dismissing, vacating, reconsidering, modifying or amending any of the Cash Collateral Orders without the consent of the Required Consenting Lenders, or (B) a motion for reconsideration, reargument or rehearing with respect to any such order has been filed by any other party and the Company Parties have failed to timely object to such motion;
(j)
the occurrence of any “Event of Default” under (and as defined in) the Cash Collateral Orders that has not been cured (if susceptible to cure) or waived in accordance with the applicable Cash Collateral Order;
(k)
the Bankruptcy Court enters any order authorizing the use of postpetition financing without the prior written consent of the Required Consenting Lenders;
(l)
any Company Party files or supports (directly or indirectly) another party in filing, or the Bankruptcy Court enters an order approving, (i) a motion or pleading challenging the amount, validity, or priority of any claims held by any Consenting Lender against the Company Parties (or any liens securing such claims) or otherwise invalidating, disallowing, subordinating, recharacterizing or limiting, as applicable, such Claims or liens or (ii) a motion or pleading asserting (or seeking standing to assert) any purported claims or causes of action against any of the Consenting Lenders;
(m)
any Company Party loses the exclusive right to file a chapter 11 plan or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;
(n)
any Company Party sells or seeks to sell any assets outside the ordinary course of business without the prior written consent of the Required Consenting Lenders;
(o)
the Bankruptcy Court grants relief that (i) is inconsistent with this Agreement or the Restructuring Term Sheet or (ii) frustrates the purposes of this Agreement, unless the order granting such relief has been stayed, modified or reversed within fourteen (14) days after such terminating party delivers a written notice in accordance with Section 14.11 hereof;
(p)
the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for five (5) Business Days after entry of the order, or the Confirmation Order is reversed or vacated;
(q)
the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any material asset of the Company Parties and such order materially and adversely affects any Company Party’s ability to operate its business in the ordinary course or to consummate the Restructuring Transactions;
(r)
upon delivery of notice by the Company Parties pursuant to Section 7.01 or Section 12.02;
(s)
failure by the Company Parties to pay all Restructuring Fees and Expenses as and when required;

(t)
upon the occurrence of any court of competent jurisdiction or other competent governmental or regulatory authority issuing a ruling or an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the Restructuring Transactions in a material way that cannot be reasonably remedied by the Company Parties; or
(u)
upon the failure to meet a Milestone which has not been waived, modified, or extended pursuant to the terms of this Agreement.
12.02.
Company Party Termination Events. The Company Parties may terminate this Agreement as to (i) an individual Consenting Lender in connection with a breach by such Consenting Lender as set forth in Section 12.02(a) or (ii) all Parties (unless otherwise set forth in this Section 12.02), in each case, upon prior written notice to the Required Consenting Lenders in accordance with Section 14.11 upon the occurrence of any of the following events:
(a)
the breach in any material respect by the Consenting Lenders of any of the representations, warranties, or covenants of any such parties set forth in this Agreement, solely in the event that (i) such breach, to the extent curable, remains uncured for five (5) Business Days after the Company Parties transmit a written notice of such breach in accordance with Section 14.11 detailing any such breach and (ii) such breach prevents the occurrence of any condition to closing the Restructuring Transactions under any of the Definitive Documents; provided, however, that so long as the non-breaching Consenting Lenders continue to hold or control at least (x) 67% of the aggregate outstanding principal amount of the Secured Notes and (y) 100% of the Term Loans, such termination shall be effective only with respect to the individual breaching Consenting Lender and not as to all Parties;
(b)
following delivery of notice by the Company Parties pursuant to Section 7.01, the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with external counsel, in accordance with and subject to the terms of Section 7, that proceeding with any of the Restructuring Transactions (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties or applicable Law;
(c)
the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such Company Party transmits a written notice in accordance with Section 14.11 detailing any such issuance; provided, that, this termination right shall not apply to or be exercised by any Company Party if such Company Party sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or
(d)
the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for five (5) Business Days after entry of the order, or the Confirmation Order is reversed or vacated.
12.03.
Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among each of the Required Parties.

12.04.
Automatic Termination. This Agreement shall terminate with respect to all Parties automatically, without any further action required by any Party, immediately upon the occurrence of the Plan Effective Date.
12.05.
Effect of Termination. Except as set forth in Section 14.21, upon the occurrence of the Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party, and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Company Claims/Interests; provided, however, that in no event shall any such termination relieve any Party from (a) liability for its breach or non-performance of its obligations under this Agreement prior to the Termination Date or (b) obligations under this Agreement which by their terms expressly survive termination of this Agreement. Upon the occurrence of the Termination Date prior to the Confirmation Order being entered by the Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination with respect to the Restructuring Transactions, in each case, before the Termination Date, shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions, this Agreement, or otherwise (without the need to seek an order of a court of competent jurisdiction or consent from the Company Parties or any other applicable Party allowing such change). Nothing in this Agreement shall be construed as prohibiting the Company Parties or any of the Consenting Lenders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before the Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (i) any right of any Company Party or the ability of any Company Party to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Lender, and (ii) any right of any Consenting Lender, or the ability of any Consenting Lender, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party. No purported termination of this Agreement shall be effective under this Section 12.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 12.04. Nothing in this Section 12.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.02(b).
Section 13.
Amendments and Waivers.
(a)
Except as otherwise provided for herein, this Agreement (including as to the content of any Definitive Document) may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.
(b)
This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by the Company Parties and the Required Consenting Lenders; provided, however, that (A) if the proposed modification, amendment, waiver or supplement materially and adversely affects any of the Term Loan Claims or Secured Notes Claims held by a Consenting Lender in a manner that is different or disproportionate in any material respect from the effect such modification, amendment, or supplement has on the Term Loan Claims or Secured Notes Claims held by other Consenting Lenders, other than in proportion to the amount of such Term Loan Claims or Secured Notes Claims, then the consent of each such affected Consenting Lender shall also be required to effectuate such modification, amendment, waiver or supplement, (B) any modification or amendment to the definitions of “Required Parties” and any other defined term whose definition affects the population covered by “Required Parties” shall require the consent of all Parties, and (C) any modification or amendment to the definitions of “Required Consenting Lenders” and any other defined term whose definition affects the population covered by “Required Consenting Lenders” shall require the consent of all Consenting Lenders.
(c)
Any proposed modification, amendment, waiver, or supplement to this Agreement that does not comply with this Section 13 shall be ineffective and null and void ab initio.
(d)
The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy, or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.
Section 14.
Miscellaneous.
14.01.
Acknowledgment. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance or rejection of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.
14.02.
Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signature pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) or the final, executed Definitive Documents, as applicable, shall govern.
14.03.
Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions; provided, however, that this Section 14.03 shall not limit the right of any Party hereto to exercise any right or remedy provided for in this Agreement (including approval rights set forth in Section 3.01).

14.04.
Entire Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.
14.05.
Enforceability of Agreement. Each of the Parties, to the extent enforceable, waives any right to assert that the exercise of termination of rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.
14.06.
GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.
14.07.
Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.08.
Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
14.09.
Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Lenders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Lenders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.
14.10.
Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. Save for such other Persons expressly stated or referred to herein, there are no third-party beneficiaries under this Agreement. The rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person, except in accordance with Section 8.
14.11.
Notices. All notices hereunder shall be deemed given if in writing and delivered, by e-mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):
(a)
if to the Company Parties, to:

CalAmp Corp.

15635 Alton Parkway, #250

Irvine, CA 92618

Attention: Jikun Kim

E-mail: jkim@CalAmp.com

with copies to (which shall not constitute notice):

Potter Anderson & Corroon LLP

1313 N. Market Street

Wilmington, DE 19801

Tel.: 302-984-6000

Attention: L. Katherine Good

Aaron H. Stulman

E-mail: kgood@potteranderson.com

astulman@potteranderson.com

(b)
if to a Consenting Lender, to the address or e-mail addresses set forth on such Consenting Lender’s signature page to this Agreement (or in the signature page to a Joinder in the case of any Consenting Lender that becomes a party hereto after the Agreement Effective Date), and, with respect to the Required Consenting Lenders, with copies to:

Akin Gump Strauss Hauer & Feld LLP

Bank of America Tower

1 Bryant Park

New York, NY 10036

Tel.: 212-872-1000

Attention: Michael Stamer

Stephen Kuhn

E-mail: mstamer@akingump.com

skuhn@akingump.com

and

Pashman, Stein, Walder & Hayden P.C.

1007 North Orange Street,

4th Floor #183,

Wilmington, DE 19801

Tel.: 302-592-6496

Attention: Joseph C. Barsalona II

John W. Weiss

Richard C. Solow

E-mail: jbarsalona@pashmanstein.com

jweiss@pashmanstein.com

rsolow@pashmanstein.com

Any notice given by delivery, mail, or courier shall be effective when received or if sent by e-mail, when sent to the extent that an undeliverable message is not promptly received by the sender thereof.

14.12.
Independent Due Diligence and Decision Making. Each Consenting Lender hereby confirms for the benefit of the other Parties and their respective advisors that (i) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the securities that may be acquired by it pursuant to the Restructuring Transactions contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Party to evaluate the merits and risks of the securities that may be acquired by it pursuant to the Restructuring Transactions contemplated hereby, and (ii) that its decision to execute this Agreement and participate in any of the Restructuring Transactions contemplated hereby has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties and/or the Restructuring Transactions, and such decision is not in reliance upon any representations or warranties of any other Person (or such other Person’s financial, legal or other professional advisors), other than such express representations and warranties of the Parties contained herein.
14.13.
Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties expressly and fully reserve any and all of their respective rights, remedies, claims, and defenses. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.
14.14.
Specific Performance. It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

14.15.
Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Consenting Lenders under this Agreement are, in all respects, several and neither joint nor joint and several.
14.16.
Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.
14.17.
Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.
14.18.
Capacities of Consenting Lenders. Each Consenting Lender has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.
14.19.
E-mail Consents. Notwithstanding anything to the contrary herein, where a written consent, acceptance, approval, notice or waiver is required pursuant to or contemplated by this Agreement, including a written approval by the Required Parties, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel identified in Section 14.11 to the applicable Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including by e-mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.
14.20.
Relationship Among Parties. None of the Consenting Lenders shall have any fiduciary duty, any duty or trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Lenders, the Company Parties or any of the Company Parties’ creditors or other stakeholders, including without limitation any holders of Company Claims/Interests, and, other than as expressly set forth herein, there are no commitments among or between the Consenting Lenders. It is understood and agreed that any Consenting Lenders may trade in any debt or equity securities of any Company Party without the consent of the Company Parties or any other Consenting Lenders, subject to applicable securities laws, the terms of this Agreement, and the terms of the applicable Prepetition Facilities Documents. No prior history, pattern or practice of sharing confidences among or between any of the Consenting Lenders and/or the Company Parties shall in any way affect or negate this understanding and agreement. All rights under this Agreement are separately granted to each Consenting Lender by the Company Parties and vice versa, and the use of a single document is for the convenience of the Parties. The decision to commit to enter into the transactions contemplated by this Agreement has been made independently. No Consenting Lender shall, as a result of its entering into and performing its obligations under this Agreement, be deemed to be part of a “group” (as that term is used in Section 13(d) of the Exchange Act) with any other Party. For the avoidance of doubt, no action taken by a Consenting Lender pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Consenting Lenders are in any way acting in concert or as such a “group.”
14.21.
Survival. Notwithstanding the termination of this Agreement pursuant to Section 12, the terms, provisions, agreements and obligations of the Parties in Section 1, Section 6.01(o), Section 12.05 and Section 14 (other than Section 14.03 and Section 14.22), and any defined terms used in any of the foregoing Sections (solely to the extent used therein), shall survive such termination and shall continue in full force and effect in accordance with the terms hereof.
14.22.
Publicity. Except as required by Law, no Party or its advisors shall (a) use the name of any Consenting Lender in any public manner (including in any press release) with respect to this Agreement, the Restructuring Transactions or any of the Definitive Documents or (b) disclose to any Person (including, for the avoidance of doubt, any other Consenting Lender), other than advisors to the Company Parties (who are under obligations of confidentiality to the Company Parties with respect to such disclosure, and whose compliance with such obligations the Company Parties shall be responsible for), the principal amount or percentage of any Company Claims/Interests held by any Consenting Lender (including, for the avoidance of doubt, any Company Claims/Interests acquired pursuant to any Transfer) without such Consenting Lender’s prior written consent (it being understood and agreed that each Consenting Lender’s signature page to this Agreement shall be redacted to remove the name of such Consenting Lender and the amount and/or percentage of Company Claims/Interests held by such Consenting Lender); provided, however, that (i) if such disclosure is required by Law, advance notice of the intent to disclose, if permitted by applicable Law, shall be given by the disclosing Party to each Consenting Lender (who shall have the right to seek a protective order prior to disclosure) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Company Claims/Interests held by all Consenting Lenders of the same class, collectively. The Company Parties further agree that such information shall be redacted from “closing sets” or other representations of the fully executed Agreement, any Joinder or Transfer agreement. Notwithstanding the foregoing, the Company Parties will submit to the advisors to the Required Consenting Lenders all press releases, public filings, public announcements or other communications with any news media, in each case, to be made by the Company Parties relating to this Agreement or the transactions contemplated hereby and any amendments thereof for the prior approval by the Required Consenting Lenders at least two (2) Business Days (it being understood that such period may be shortened to the extent there are exigent circumstances that require such public communication to be made to comply with applicable Law) in advance of release. Nothing contained herein shall be deemed to waive, amend or modify the terms of any Confidentiality Agreement. Each Consenting Lender hereby consents to the disclosure of the execution of this Agreement by the Company Parties, and the terms hereof (but not, for the avoidance of doubt, any Consenting Lender’s identity or individual holdings), in any filings by the Company Parties with the SEC, or as otherwise required by applicable law or regulation, or the rules of any applicable stock exchange or regulatory body.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

CALAMP CORP.

By: /s/ Jikun Kim
Name: Jikun Kim
Title: Chief Financial Officer

CALAMP WIRELESS NETWORKS CORPORATION

By: /s/ Jikun Kim
Name: Jikun Kim
Title: Treasurer

SYNOVIA SOLUTIONS LLC

By: /s/ Jikun Kim
Name: Jikun Kim
Title: Treasurer

CALAMP UK LTD

By: /s/ Jikun Kim
Name: Jikun Kim
Title: Director

TRACKER NETWORK (UK) LIMITED

By:
Name: Jikun Kim
Title: Director

LOJACK GLOBAL LLC

By: /s/ Jikun Kim
Name: Jikun Kim
Title: Manager and Treasurer

[Signature Page to Restructuring Support Agreement]

[Consenting LENDER]

By: /s/ Cynthia Paul

Name: Cynthia Paul

Title: Member

Address: 2 International Drive

Rye Brook, New York 10573

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Term Loan Claims	$45,000,000.00
Secured Notes Claims	$229,139,000.00
Existing Equity Interests	$15,943.00

[Signature Page to Restructuring Support Agreement]

Execution Version

Exhibit A

Restructuring Term Sheet

CalAmp Corp.

Restructuring Term Sheet

This term sheet (this “Restructuring Term Sheet”) contains certain material terms and conditions of the proposed restructuring (the “Restructuring Transactions”) of CalAmp Corp. (“CalAmp”), CalAmp Wireless Networks Corporation (“CWNC”), LoJack Global LLC (“LoJack”), and Synovia Solutions, LLC (“Synovia”, and collectively with CalAmp, CWNC and LoJack, the “Company” or the “Debtors”).1 This Restructuring Term Sheet does not address all terms, conditions or other provisions that would be required in connection with the Restructuring Transactions or that will be set forth in the Plan.2

THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER, ACCEPTANCE OR SOLICITATION WITH RESPECT TO ANY SECURITIES, LOANS OR OTHER INSTRUMENTS OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER, ACCEPTANCE OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE LAW, INCLUDING SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING term sheet IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE company, the term loan LENDER, and The secured noteholders. ACCORDINGLY, THIS RESTRUCTURING term sheet IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING TERM SHEET IS PROVIDED IN confidence. Neither this Restructuring term sheet, nor the fact that it exists or the terms hereof, may be shared with any party without the express written consent of THE COMPANY, THE TERM LOAN LENDER, AND THE SECURED NOTEHOLDERS AND THEIR RESPECTIVE LEGAL ADVISORS. This restructuring TERM SHEET does not create a duty to negotiate in good faith toward definitive documentation and shall not be relied upon by any person as the basis for any liability or the basis for a contract by estoppel or otherwise.

1 The Debtors’ foreign entities include: CalAmp Northstar Holdings, Inc. (Canada); CalAmp UK Ltd. (United Kingdom); Jade Heaven Holdings Limited (Hong Kong); CalAmp Japan KK (Japan); ThinxNet GmbH (Germany); CalAmp Wireless Networks Inc. (Canada); Tracker Network (UK) Limited (United Kingdom); Car Mart Comunicaciones S.A. de C.V. (Mexico); LoJack Canada Enterprises ULC (Canada); Car Security S.A. (Argentina); Car Mart Mexico S.A. de C.V. (Mexico); LoJack España S.A. (f/k/a CalAmp Telematics Espana) (Spain); LoJack Netherlands BV (Netherlands); LoJack Italia SRL (Italy); LoJack Network SRL (Italy); CalAmp Do Brasil Servlcos Telematicos LTDA. (CalAmp do Brasil) (Brazil); LoJack de Mexico, S.A. de C.V. (f/k/a Car Mart Operaciones S.A. de C.V.) (Mexico); Boisen S.A. (Uruguay); LJ Network Holding BV (Netherlands); LJ VHF Solutions (SPV) (Netherlands); and CalAmp Importacao e Locacao de Equipamentos Para Rastreamento Ltda. (Brazil).

2 Terms used but not defined herein shall have the definitions ascribed to them in the Plan.

Restructuring Transactions Overview
Restructuring Transactions Overview

The Restructuring Transactions will be consummated pursuant to the Plan in voluntary cases to be commenced by the Debtors under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101‑1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court” and such cases, the “Chapter 11 Cases”).

The Plan will provide for an amended and restated Term Loan and an equitization of the Debtors’ Secured Notes, such that the pro forma capital structure will be as follows:

(a)
The Term Loan Credit Facility shall be amended and restated with the revised terms set forth below to ensure access to liquidity and better cash flow going-forward;
(b)
100% of the Reorganized Debtors’ New Equity Interests will be distributed to the Consenting Noteholders.
•
The Plan will render unimpaired all Holders of Allowed Other Priority Claims, Other Secured Claims, Secured Note Claims (provided, however, that as indicated above and described in more detail below, the Consenting Noteholders have agreed to accept lesser treatment under the Plan as compared to other Holders of Secured Notes Claims and shall receive 100% of the New Equity Interests) and General Unsecured Claims.

The Restructuring Transactions, which are supported by the Consenting Lenders, who hold 100% of the aggregate amount of Secured Term Loan Claims and 99.63% of the aggregate amount of the Secured Note Claims, are subject to the Plan, which shall be in form and substance consistent with this Restructuring Term Sheet and the RSA, and acceptable to the Required Consenting Lenders.

•
The effective date of the Restructuring Transactions (the “Plan Effective Date”) will be the first date on which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with its terms and the Plan has been substantially consummated.
•
From and after the Plan Effective Date, the Debtors shall be referred to herein as the “Reorganized Debtors.”

Claims and Interests to be Addressed
•
Outstanding Claims against and Interests in the Debtors that will be restructured or otherwise addressed pursuant to the Restructuring Transactions include, among others:
•
Secured Term Loan Claims: comprising indebtedness under that certain Credit Agreement among the Company and Lynrock Lake Master Fund LP (the “Term Loan Lender” or “Lynrock”), dated as of December 15, 2023, (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Term Loan Credit Facility”), consisting of claims in a aggregate principal amount of $45,000,000 (together with all

2

interest, fees, premiums, expenses, costs, reimbursement obligations, hedging obligations and other charges arising thereunder or related thereto, the “Secured Term Loan Claims”);
•
Secured Note Claims: comprising indebtedness issued under that certain Indenture, dated as of July 20, 2018 (as amended and supplemented by that certain Supplemental Indenture, dated as of December 15, 2023, the First Supplemental Indenture, dated as of February 28, 2024, and as further amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Indenture”, by and among CalAmp Corp. (the “Notes Issuer”), BNYM, as trustee and U.S. Collateral Agent and The Bank of New York Mellon, as the UK Collateral Agent (the “Secured Notes”), consisting of claims in a principal amount of $230,000,000 (together with all interest, fees, premiums, expenses, costs, reimbursement obligations, hedging obligations, and other charges arising thereunder or related thereto, the “Secured Note Claims”);
•
all General Unsecured Claims;
•
Existing Equity: comprising the outstanding Interests in CalAmp (the “Existing Equity”).

Cash Collateral
•
The Required Consenting Lenders will consent to the Company’s use of cash collateral of the Secured Term Loan Party and Secured Noteholders to fund the Chapter 11 Cases on terms and conditions acceptable to the Company and the Required Consenting Lenders, and subject to the budget reasonably acceptable to the Required Consenting Lenders, from time to time, as amended (the “Approved Budget”).

Term Loan Credit Facility
•
On the Plan Effective Date, the Term Loan Credit Facility shall be amended and restated, as set forth in the Plan and consistent with the revised terms set forth below to ensure access to liquidity and improved cash flow going-forward.

New Equity Interests
•
On the Plan Effective Date, Reorganized Debtors shall issue a single class of equity interests (the “New Equity Interests”) to the Consenting Noteholders in accordance with the Plan.
•
The issuance and distribution of the New Equity Interests under the Plan shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and any State or local securities law, pursuant to section 1145 of the Bankruptcy Code.

Private Company	• On the Plan Effective Date, Reorganized Debtors shall be a private, non-SEC‑reporting company and shall not be required to

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list the New Equity Interests on any U.S. or foreign stock exchange.
Treatment of Claims[3] and Equity Interests

Each holder of an allowed Claim or Equity Interest, as applicable, shall receive the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s allowed Claim or Interest.

Administrative Claims, Priority and Priority Tax Claims

On or as soon as practicable after the later to occur of (i) the Plan Effective Date and (ii) the date such claim becomes allowed (or as otherwise set forth in the Plan), each holder of an administrative, priority or priority tax claim will either be satisfied in full, in cash, or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Unclassified Claims

Professional Fee Claims

The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows from funds held in the Professional Fee Escrow, as soon as reasonably practicable after such Professional Fee Claims are allowed by entry of an order of the Bankruptcy Court; provided that the Company’s and Reorganized Debtors’ obligations to pay allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account.

Unclassified Claims

Other Priority Claims

Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Priority Claim, each Holder of such Allowed Other Priority Claim shall, at the option of the Debtors (with the reasonable consent of the Required Consenting Lenders) if on the Effective Date, or the applicable Reorganized Debtor, if after the Effective Date: (A) be paid in full in Cash the unpaid portion of its Other Priority Claim on or as soon as reasonably practicable after (1) the Effective Date, (2) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or (3) such other date as may be ordered by the Bankruptcy Court; or (B) receive such other recovery as is necessary to satisfy section 1129 of the Bankruptcy Code.

Unimpaired – Presumed to Accept

3 “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any Debtors.

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Other Secured Claims[4]

Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each Holder thereof shall receive: (A) payment in full in Cash; (B) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (C) Reinstatement of such Claim; or (D) other treatment rendering such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

Unimpaired – Presumed to Accept

Term Loan Claims

On the Plan Effective Date, the Secured Term Loan Credit Agreement shall be amended and restated pursuant to the terms of the Amended and Restated Secured Term Loan Credit Agreement to (i) reduce the Applicable Margin from 6.75% per annum to 5.00% per annum; and (ii) extend the Maturity Date from four (4) years after the Secured Term Loan Closing Date to seven (7) years after the Secured Term Loan Closing Date.

Impaired – Entitled to Vote

Secured Note Claims

On the Effective Date, each Holder of an Allowed Secured Note Claim shall receive payment in full in Cash on account of such Allowed Secured Note Claim; provided, however, that the Consenting Noteholders have agreed to accept lesser treatment under the Plan and shall receive 100% of the New Equity Interests on account of their Secured Note Claims.

Unimpaired – Presumed to Accept

4 “Other Secured Claim” means any secured Claim against the Debtors, other than the Term Loan Claims and the Secured Note Claims.

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General Unsecured Claims

Except to the extent that a Holder of an Allowed General Unsecured Claim has already been paid during these Chapter 11 Cases or such Holder agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive, at the Debtors’ option and with the reasonable consent of the Required Consenting Lenders: (i) if such Allowed General Unsecured Claim is due and payable on or before the Effective Date, payment in full, in Cash, of the unpaid portion of its Allowed General Unsecured Claim on the Effective Date or as soon as reasonably practicable thereafter; (ii) if such Allowed General Unsecured Claim is not due and payable before the Effective Date, payment in the ordinary course of business consistent with past practices; or (iii) other treatment, as may be agreed upon by the Debtors, the Required Consenting Lenders, and the Holder of such Allowed General Unsecured Claim, such that the Allowed General Unsecured Claim shall be rendered unimpaired pursuant to section 1124(1) of the Bankruptcy Code.

Unimpaired – Presumed to Accept

Equity Interests, and Section 510(b) Claims[5]

On the Plan Effective Date, all Equity Interests and all Section 510(b) Claims shall be cancelled without any distribution on account of such Equity Interests or Section 510(b) Claims.

Impaired – Deemed to Reject

Intercompany Claims/Interests

On the Plan Effective Date, each Intercompany Claim and each Intercompany Interest shall, at the option of the applicable Debtor (with the consent of the Required Consenting Lenders) or the Reorganized Debtors, as applicable, be adjusted, Reinstated or cancelled and released without any distribution.[6]

Unimpaired / Impaired – Presumed to Accept / Deemed to Reject

Other Terms
Executory Contracts and Unexpired Leases

The Plan will provide that, except as expressly provided therein, all Executory Contracts or Unexpired Leases that are not assumed or rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code.

5 “Section 510(b) Claims” means any Claim against any Debtor: (a) arising from the rescission of a purchase or sale of a security of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of such a security; or (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim; provided that a Section 510(b) Claim shall not include any Claims subject to subordination under section 510(b) of the Bankruptcy Code arising from or related to an Equity Interest.

6 “Intercompany Claim” means any Claim against any Debtor held by a Debtor or an affiliate of a Debtor. “Intercompany Interest” means any equity or membership interest in a Debtor held by another Debtor.

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Employee Compensation and Benefit Programs

Except as otherwise set forth in the Plan or otherwise agreed to by the Debtors and the Required Consenting Lenders, all Employment Agreements[7] in place as of the Plan Effective Date shall be assumed by the Reorganized Debtors, shall remain in place as of the Plan Effective Date and the Reorganized Debtors will continue to honor such Employment Agreements and all related arrangements, programs and plans in place as of the Plan Effective Date; provided, however, that any and all deferred compensation plans, employee equity incentive plans, bonuses, employee stock purchase plans, any other plan relating to options, stock appreciation rights, restricted stock units, performance stock units, performance stock awards, restricted stock, phantom stock, stock bonuses, other similar agreements or plans relating to equity, equity-linked or other securities of the Debtors outstanding prior to the Plan Effective Date shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors, their non-Debtor Affiliates and the Reorganized Debtors and their Affiliates shall not have any continuing obligations thereunder.

Indemnification Obligations

The Plan shall provide that all indemnification obligations currently in place (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be assumed and remain in full force and effect after the Plan Effective Date, and shall survive unimpaired and unaffected, irrespective of when such obligation arose, as applicable. To the extent necessary, the governance documents adopted as of the Plan Effective Date shall include provisions to give effect to the foregoing. In addition, all coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of the Petition Date shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. After the Plan Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”), and all members, managers, directors and officers of the Debtors who served in such capacity at any time prior to the Plan Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Plan Effective Date.

7 “Employment Agreements” means any employment, compensation and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, healthcare plans, disability plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of each of the Debtors applicable to any of its employees and retirees.

Avoidance Actions and Other Causes of Action	The Plan will provide for the vesting in the Reorganized Debtors of all of the Debtors’ rights to commence and pursue any and all claims and

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causes of action (except for any claims and causes of action released or exculpated pursuant to the Plan), including without limitation, any direct or derivative claims and causes of action of the Debtors, and any claims and causes of action arising under sections 544, 545, 547, 548, and 550 of the Bankruptcy Code, and any other litigation.

Plan Releases and Exculpation

Subject to the results of the investigation of the special committee of the Board of Directors for CalAmp, the Plan shall include release and exculpation provisions (and related definitions) substantially in the form set forth in Annex 1 to this Restructuring Term Sheet.

New Organizational Documents and Governance

Corporate governance for the Reorganized Debtors following the Effective Date shall be subject to applicable law (including section 1123(a)(6) of the Bankruptcy Code, if applicable). CalAmp shall be governed by a 3-member board of directors (the “New Board”), which will be appointed by the holders of the majority of the New Equity Interests in CalAmp, provided, however, that the initial members of the New Board as of the Plan Effective Date shall be selected by the Required Consenting Lenders.

Restructuring Transactions Implementation Provisions
Tax Structure

The terms of the Restructuring Transactions will be structured to maximize tax efficiencies for each of the Debtors, the Secured Term Loan Party, and the Secured Noteholders, as agreed to by the Debtors, the Secured Term Loan Party, and the Secured Noteholders and in accordance with the Plan and any Plan Supplement.

Plan of Reorganization

This Restructuring Term Sheet does not include a description of all of the terms, conditions, and other provisions that will be contained in the plan of reorganization (inclusive of all exhibits, annexes and schedules thereto) (the “Plan”), which shall be in form and substance acceptable to the Debtors and Required Consenting Lenders.

Milestones

 The Restructuring Transactions through the Plan shall be effectuated in accordance with the following deadlines (each a “Milestone,” and collectively, the “Milestones”):

(a)
The Petition Date shall occur no later than June 4, 2024.
(b)
The Interim Cash Collateral Order shall have been entered by no later than 3 business days after the Petition Date, in form and substance acceptable to the Required Consenting Lenders.
(c)
The Final Cash Collateral Order shall have been entered by no later than 30 days after the Petition Date, in form and substance acceptable to the Required Consenting Lenders.
(d)
The Confirmation Order, in form and substance acceptable to the Company and the Required Consenting Lenders, shall have been entered no later than 45 days after the Petition Date.

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(e)
The Plan Effective Date shall have occurred no later than 60 days after the Petition Date, which shall automatically be extended for up to an additional 30 days solely to the extent that all conditions to the occurrence of the Plan Effective Date have been satisfied or waived other than (i) the Regulatory Condition and (ii) those conditions precedent to the Plan Effective Date that by their nature are to be satisfied on the Plan Effective Date.

Fees and Expenses

The Debtors shall pay all reasonable and documented fees and expenses of Akin Gump Strauss Hauer & Feld LLP, Pashman Stein Walder Hayden, P.C., and any other professionals retained by the Required Consenting Lenders to advise or represent the Required Consenting Lenders in connection with the Chapter 11 Cases (the “Secured Lender Advisors”), whether accrued before, on or after the Petition Date, in each case, in accordance with the terms of the Plan.

Conditions Precedent to the Plan Effective Date

The following shall be conditions precedent to the Plan Effective Date, unless waived by the Debtors and the Required Consenting Lenders:

a.
the RSA shall not have been terminated as to all parties thereto in accordance with its terms and shall be in full force and effect;
b.
the Bankruptcy Court shall have entered the Cash Collateral Orders and the Cash Collateral Orders shall be in full force and effect;
c.
no default or event of default shall have occurred and be continuing under the Cash Collateral Orders;
d.
the Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent with the RSA, and the Confirmation Order shall have become a Final Order;
e.
All Definitive Documents and any other documents necessary or desirable to effect the Restructuring Transactions shall (i) be consistent with the RSA and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights as set forth in the RSA, (ii) have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties, and (iii) shall be adopted on terms consistent with the RSA;
f.
All actions, documents and agreements necessary to implement and consummate the Plan as mutually agreed to by the Debtors and the Required Consenting Lenders shall have been effected and executed;
g.
The New Corporate Governance Documents shall have been adopted on terms consistent with the RSA and, to the extent required under applicable non-bankruptcy Law, shall have been duly filed with the applicable authorities in the relevant jurisdictions;
h.
all authorizations, consents, regulatory approvals, rulings, actions, documents, and agreements necessary to implement and consummate the Plan and the Restructuring Transactions

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(in each case, if and as required, or otherwise deemed advisable by the Debtors and the Required Consenting Lenders after good faith discussions) shall have been obtained, effected, and executed, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on the consummation of the Plan or the Restructuring Transactions (the “Regulatory Condition”);
i.
the Amended and Restated Secured Term Loan Credit Agreement shall have been executed and delivered by each party thereto, and each of the conditions precedent related thereto shall have been satisfied or waived, other than such conditions that relate to the effectiveness of the Plan and related transactions, including payment of fees and expenses;
j.
the New Equity Interests shall have been issued;
k.
all steps necessary to consummate the Restructuring Transactions shall have been effected;
l.
the releases, exculpation and injunction provided for under the Plan shall have been approved;
m.
all Restructuring Expenses shall have been paid in full; and
n.
no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing, or prohibiting the consummation of the Restructuring Transactions, the RSA, or any of the Definitive Documents contemplated therein.

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Annex 1

Plan Release and Exculpation Provisions

Releases by the Debtors

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed, hereby conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, representatives, any and all other persons that may purport to assert and cause of action derivatively, by or through the foregoing persons (the “Debtor Release”) from any and all claims and causes of action whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtors or their estates), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that the debtors, their estates, or their affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents and any other persons claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against or Interest in a Debtor or other Entity, or that any holder of any Claim against or Interest in a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to or in any manner arising from in whole or in part, the Debtors or their estates, the Debtors’ operations, the Debtors’ restructuring efforts, the purchase, sale or rescission of the purchase or sale of any security of the debtors, the subject matter of, or the transactions or events giving rise to, any Claim or interest that is treated under the Plan the Secured Notes, the Secured Note Claims, the Indenture, the secured Term Loan Claims, any Avoidance Actions, the Chapter 11 Cases, the business or contractual arrangements or interactions between the Debtors and any Released Party, the restructuring of any claim or interest before or during the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, filing or implementation of the RSA, the Cash Collateral Orders, the Disclosure Statement, the solicitation of votes on the Plan, the Plan, any Plan Supplement, the amended and restated secured term loan credit documents, the New Equity Interests, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the Plan, any Plan Supplement, the New Equity Interests, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (a) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in any Plan Supplement, as applicable) executed to implement the Plan or the Restructuring Transactions; (b) the rights of any Holder of Allowed Claims to receive distributions under the Plan; or (c) any matters retained by the Debtors and the Reorganized Debtors pursuant to the Schedule of Retained Causes of Action.

Notwithstanding anything to the contrary in the foregoing, the debtor releases shall not be construed as releasing any Released Party from any Claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the

Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, the Released Parties’ contribution to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for a hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

Releases by the Releasing Parties

As of the Effective Date, and to the fullest extent permitted by applicable law, each Released Party is hereby deemed to have been conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged (the “Third Party Release”) by each Releasing Party, in each case on behalf of itself and its respective successors, assigns and representatives and any and all other persons that may purport to assert any cause of action derivatively, by or through the foregoing persons, in each case solely to the extent of the releasing parties’ authority to bind any of the foregoing, including pursuant to agreement or applicable non-bankruptcy law, from any and all claims and causes of action whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtors or their estates), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such parties or their estates, affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents and any other persons claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or interest or other person, based on or relating to or in any manner arising from, in whole or in part, the Debtors or their estates, Debtors’ operations, the Debtors’ restructuring efforts, the purchase, sale or rescission of the purchase or sale of any security of the debtors, the subject matter of, or the transactions or events giving rise to, any Claim or interest that is treated under the Plan, any Avoidance Actions, the Chapter 11 Cases, the business or contractual arrangements or interactions between the Debtors and any Releasing Party, the restructuring of any claim or interest before or during the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, filing, or implementation of the RSA, the Cash Collateral Orders, the Disclosure Statement, the solicitation of votes on the Plan, the Plan, the Plan Supplement, the amended and restated secured term loan credit documents, the New Equity Interests, or any Restructuring Transactions, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA the Disclosure Statement, the Plan, the Plan Supplement, the New Equity Interests, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the Third-Party Release does not release: (a) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Restructuring Transactions; or (b) the rights of any Holder of an Allowed Claim to receive distributions under the Plan.

Notwithstanding anything to the contrary in the foregoing, the debtor releases shall not be construed as releasing any Released Party from any Claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) given in exchange for the good and valuable consideration provided by the Released Parties; (c) a good faith settlement and compromise of the Claims released by the Third-Party Release; (d) in the best interests of the Debtors and their Estates; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for a hearing; and (g) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

Exculpation

Notwithstanding anything contained in the Plan to the contrary, and without limiting any release, indemnity, exculpation or limitation of liability otherwise set forth in the Plan or in any applicable law or rules, to the fullest extent permitted by applicable law, no Exculpated Party shall have or incur any liability for, and each Exculpated Party shall be released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to any transactions approved by the Bankruptcy Court in these Chapter 11 Cases, including the solicitation of votes for the Plan, or other actions taken in connection with, the formulation, preparation, dissemination, solicitation, negotiation, entry into, filing, or implementation of the RSA, the Cash Collateral Orders, the Disclosure Statement, the Plan, any Plan Supplement, the New Equity Interests, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the Plan, any Plan Supplement, the amended and restated secured term loan credit documents, the New Equity Interests, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, or actual fraud. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

* * * * * *

Certain Definitions Related to Release and Exculpation Provisions

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to each Entity that is not a Debtor, the term “Affiliate” shall apply to such Entity as if the Entity were a Debtor.

“Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies arising under chapter 5 of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes or common law, including fraudulent transfer laws.

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, Disputed or undisputed, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, Law, equity or otherwise including: (a) all rights of setoff, counterclaim or recoupment and claims under contracts or for breaches of duties imposed by Law; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of contract, breach of fiduciary duty, violation of local, state, federal or foreign Law, or breach of any duty imposed by Law or in equity, including securities Laws, negligence and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to sections 362, 510, 542, 543, 544 through 550 or 553 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

“Debtor Release” has the meaning set forth in section 10.2 of the Plan.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Estate” means as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case.

“Exculpated Parties” means collectively, and in each case in its capacity as such, the means (a) the Debtors; (b) the officers of each of the Debtors and the members of any board of directors or managers of each Debtor (or comparable governing body or Person) of each of the Debtors, in each case, who served in the Debtors’ Chapter 11 Cases between the Petition Date and the Effective Date; (c) the Committee (if any) and its members; and (d) all Retained Professionals.

“Existing Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into or exercisable for the shares (or any class thereof), common stock, preferred stock, limited liability company interests, or other equity, ownership, or profit interests of any Debtors (in each case, whether or not arising under or in connection with any employment agreement); provided, however, the Secured Notes shall not be considered Existing Equity Interests.

“Plan Supplement” means the compilation of documents and forms of documents, agreements, instruments schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof, the RSA, the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including the following, as applicable: (a) the New Corporate Governance Documents; (b) to the extent known, the identity of the members of the New Board; (c) the Rejected Executory Contracts and Unexpired Leases Schedule, if any; (f) the List of Retained Causes of Action; (g) the Amended and Restated Secured Term Loan Credit Agreement; and (h) any and all other documentation necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan.

“Related Parties” means, with respect to an Entity, collectively, (a) such Entity’s current and former Affiliates and (b) such Entity’s and such Entity’s current and former Affiliates’ directors, managers, officers, committee members, members of any governing body, shareholders, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns (whether by operation of law or otherwise), subsidiaries, current, former, and future associated entities, managed or advised entities, accounts or funds, partners, limited partners, general partners, principals, members, management companies, fund advisors, managers, fiduciaries, trustees, employees, agents (including any disbursing agent), advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, other representatives, and other professionals, representatives, advisors, predecessors, successors, and assigns, each solely in their capacities as such (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), and the respective heirs, executors, estates, servants and nominees of the foregoing.

“Released Parties” means each of, and in each case in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Term Loan Secured Party; (d) the Secured Noteholders; (e) the Indenture Trustee; (f) the Secured Notes Collateral Agents; (g) all Holders of Claims and/or Equity Interests; and (h) each Related Party of each Entity in clauses (a) through (h), solely in their capacity as such; provided however, that in each case, an entity shall not be a Released Party if it (x) timely elects to opt out of the releases contained in the Plan or (y) timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in the Plan that is not resolved before Confirmation.

“Releasing Parties” means, each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each Company Party; (d) the Secured Term Loan Party; (e) the Secured Noteholders; (f) the Indenture Trustee; (g) the Secured Notes Collateral Agents; (h) all Holders of Claims that vote to accept the Plan or are deemed to accept the Plan; (i) all Holders of Claims that abstain from voting on the Plan and do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable Ballot indicating that they opt not to grant the releases provided in the Plan; (j) all Holders of Claims or Equity Interests that vote to reject the Plan or are deemed to reject the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot or notice of non-voting status indicating that they opt not to grant the releases provided in the Plan; (k) with respect to each of the Entities in clauses (a) through (g), such Entities’ Related Parties, in each case solely in their capacity as such; provided that in each case, an Entity shall not be a Releasing Party if it timely objects to the releases contained in Section 10.2 of the Plan and such objection is not resolved before Confirmation.

“Required Consenting Lenders” means the Secured Term Loan Party and the Required Consenting Noteholders.

“Consenting Noteholders” means the beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of accounts that beneficially hold, Secured Notes Claims that have executed and delivered counterpart signature pages to the RSA or a joinder thereto to counsel to the Company.

“Required Consenting Noteholders” means the Consenting Noteholders holding at least 67% of the Secured Notes Claims held by all Consenting Noteholders.

“Secured Noteholders” means the Holders of the Secured Notes.

“Secured Notes” means the secured notes issued under the Indenture.

Exhibit B

Debtors

CALAMP CORP.

CALAMP WIRELESS NETWORKS CORPORATION

LOJACK GLOBAL LLC

SYNOVIA SOLUTIONS LLC

Exhibit C

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of May 31, 2024 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Agreement”), by and among the Company Parties and the Persons named therein as “Consenting Lenders” thereunder.

1.
Agreement to be Bound. The Joinder Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached hereto as Annex I (as the same has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof). The Joinder Party shall hereafter be deemed to be a “Consenting Lender” and a “Party” for all purposes under the Agreement and with respect to all Company Claims/Interests held by the Joinder Party.
2.
Representations and Warranties. The Joinder Party hereby (i) represents and warrants that it is a Permitted Transferee and (ii) makes the representations and warranties of the Consenting Lenders set forth in Section 9 and Section 11 of the Agreement, in each case to each other Party, effective as of the date hereof.
3.
Governing Law. This Joinder to the Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the Law of any other jurisdiction.

[Signature Page Follows]

JOINDER PARTY: _________________

Date Executed: _________________

By:

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Term Loan Claims	$
Secured Notes Claims
Existing Equity Interests

[Signature Page to Joinder]

ANNEX I TO THE JOINDER